                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                   FORM 8-K/A


                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):    December 31, 2001
                                                     -----------------

                      MOUNTAINBANK FINANCIAL CORPORATION
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

NORTH CAROLINA                          000-32547                 56-2237240
-------------------------------------------------------------------------------
(State or other jurisdiction          (Commission               (IRS Employer
   of incorporation)                  File Number)           Identification No.)


201 Wren Drive
Hendersonville, North Carolina                                     28792
-------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:        (828) 693-7376
                                                   -----------------------------

     [This Amendment to Form 8-K is being filed to include the pro forma condensed combined financial information described in Item 7(b) below that was omitted from the original filing as permitted by Item 7(b)(2) of Form 8-K.]

Item 2.  Acquisition or Disposition of Assets.

     Effective at 5:01 P.M. on December 31, 2001, First Western Bank ("FWB") was merged into Registrant's wholly-owned banking subsidiary, MountainBank. FWB was an insured, North Carolina-chartered bank located in Burnsville, North Carolina, that first began banking operations on December 15, 1997. On September 30, 2001, First Western's unaudited interim financial statements reflected total assets of approximately $97.1 million, total loans of approximately $78.1, total deposits of approximately $67.6 million, and total shareholders' equity of approximately $13.4 million.

     FWB's principal executive offices were located in Burnsville (Yancey County), North Carolina. In addition to its main banking office, it operated two branch offices in Spruce Pine (Mitchell County), North Carolina, and one branch office in Weaverville (Buncombe County), North Carolina. FWB's principal banking market consisted of the area immediately surrounding its banking offices, including portions of Yancey, Mitchell, and Buncombe Counties, and is located in the mountains of North Carolina north of the City of Asheville.

     The merger was effected pursuant to an Agreement and Plan of Reorganization and Merger dated September 17, 2001, between Registrant, FWB and MountainBank (the "Agreement"). Under the Agreement, each of the outstanding shares of FWB's common stock held by its shareholders (other than shareholders who exercised their statutory dissenters' rights under North Carolina law) were converted into
0.50 shares of Registrant's common stock. The merger was approved by FWB's shareholders at a special meeting on December 20, 2001.

     In connection with the merger, William A. Banks and Van F. Phillips, former directors of FWB, have been appointed to serve as directors of Registrant and MountainBank. Additionally, two other former FWB directors have been appointed to serve as directors of MountainBank.

     The merger is being treated as a "purchase" under generally accepted accounting principles.

Item 7.   Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The following audited financial statements and unaudited interim financial statements of FWB were previously filed with Amendment No. 1 to Registrant's Registration Statement on Form S-4 (Reg. No. 333-71516) and are not being refiled with this Report:

     (1) Audited Financial Statements of FWB:

         (i)   Independent Auditors' Report

         (ii)  Balance Sheets -- December 31, 2000 and 1999

         (iii) Statements of Operations and Comprehensive Income (Loss) -- Years ended December 31, 2000, 1999 and 1998

         (iv) Statements of Changes in Shareholders' Equity -- Years ended December 31, 2000, 1999 and 1998

         (v) Statements of Cash Flows -- Years ended December 31, 2000, 1999 and 1998

         (vi) Notes to Financial Statements -- Years ended December 31, 2000, 1999 and 1998

     (2) Unaudited Interim Financial Statements of FWB:

         (i) Balance sheets -- September 30, 2001 (unaudited) and December 31, 2000

         (ii) Statements of operations and comprehensive income (loss) (unaudited) -- Three- and nine-month periods ended September 30, 2001 and 2000

         (iii) Statements of cash flows (unaudited) -- Nine months ended September 30, 2001 and 2000

         (iv) Notes to financial statements (unaudited) -- Three- and nine-month periods ended September 30, 2001 and 2000

(b) Pro forma Condensed Combined Financial Statements. The following pro forma condensed combined financial statements are included in this Report:

     (1) Pro forma condensed combined balance sheet (unaudited) -- September 30, 2001

     (2) Pro forma condensed combined income statements -- For the nine months ended September 30, 2001

     (3) Pro Forma Condensed Combined Income Statements -- For the year ended December 31, 2000

     (4) Notes to pro forma condensed combined financial statements

(c)  Exhibits.   The following exhibit was previously filed with Amendment No. 1 to Registrant's Registration Statement on Form S-4 (Reg. No. 333-71516) and is not being refiled with this Report:

Exhibit No.                          Exhibit Description
-----------    --------------------------------------------------------
    2          Agreement and Plan of Reorganization and Merger dated
               September 17, 2001

MountainBank Financial Corporation and First Western Bank
Unaudited Pro forma Condensed Combined Financial Statements

--------------------------------------------------------------------------------

We are providing the following unaudited pro forma condensed combined financial statements to aid you in your analysis of the financial aspects of the merger of First Western Bank into MountainBank which is being accounted for as a purchase transaction. The unaudited pro forma condensed combined balance sheet gives effect to the purchase transaction as if it had occurred on September 30, 2001. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2001 and the year ended December 31, 2000 give effect to the merger of MountainBank and First Western, as if the purchase transaction had occurred January 1, 2000. The statements include pro forma adjustments as described in the notes accompanying the financial statements.

We derived this information from the unaudited consolidated financial statements for the nine months ended September 30, 2001 and the audited consolidated financial statements for the year ended December 31, 2000 of MFC and First Western. The unaudited pro forma condensed combined financial statements should be read in conjunction with the unaudited and audited historical consolidated financial statements and related notes of First Western which are included in this report.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the consolidation had been in effect on the dates indicated, nor is it indicative of the future operating results of financial position of the consolidated company. The pro forma adjustments are based on the information and assumptions available as of September 30, 2001.

MountainBank Financial Corporation and First Western Bank
Unaudited Pro forma Condensed Combined Balance Sheet
September 30, 2001 (in thousands - unaudited)

                                           MountainBank
                                          Financial Corp.      First Western        Pro forma
                                           & Subsidiary            Bank            Adjustments            Combined
                                        ------------------  -----------------   -----------------    ------------------
Assets
Cash and cash equivalents               $           11,220  $           2,911   $               -     $          14,131
Interest-bearing deposits with banks                   177                 35                   -                   212
Investment securities                               38,614              8,760                   5 /D/            47,379
Federal funds sold                                   7,530              2,575                   -                10,105
Loans receivable, net                              360,032             77,022               1,054 /D/           438,108
Bank premises and equipment, net                     3,018              3,642                 424 /D/             7,084
Restricted equity securities                         1,421                638                   -                 2,059
Core deposit intangibles                                 -                  -               2,202 /D/             2,202
Goodwill                                                 -              1,088              (1,088)/C/                 -
Other assets                                         4,453                439                   -                 4,892
                                        ------------------  -----------------   -----------------     -----------------
         Total assets                   $          426,465  $          97,110   $           2,597     $         526,172
                                        ==================  =================   =================     =================

Liabilities and Stockholders' Equity

Liabilities
   Deposits                             $          363,977  $          67,634   $             336 /D/ $         431,947
   Borrowings                                       36,348             15,179                   -                51,527
   Other liabilities                                 6,058                911               1,500 /E/             8,859
                                                                                              390 /D/
                                        ------------------  -----------------   -----------------     -----------------
         Total liabilities                         406,383             83,724               2,226               492,333
                                        ------------------  -----------------   -----------------     -----------------

Stockholders' equity
   Common stock, $4, par value,
     10,000,000 shares authorized,
     pro forma 2,561,596 shares issued               7,495              6,878              (6,878)/B/            10,246
                                                                                            2,751 /A/
   Surplus                                           9,403              6,814              (6,814)/B/            20,409
                                                                                           11,006 /A/
   Retained earnings (accumulated deficit)           3,069               (460)                460 /B/             3,069
   Accumulated other
     comprehensive income                              115                154                (154)/B/               115
                                        ------------------  -----------------   -----------------     -----------------
         Total stockholders' equity                 20,082             13,386                 371                33,839
                                        ------------------  -----------------   -----------------     -----------------
         Total liabilities and
           stockholders' equity         $          426,465  $          97,110   $           2,597     $         526,172
                                        ==================  =================   =================    ==================

MountainBank Financial Corporation and First Western Bank
Unaudited Pro forma Condensed Combined Income Statements
For the nine months ended September 30, 2001 (in thousands - unaudited)

-----------------------------------------------------------------------------------------------------------------------

                                           MountainBank
                                          Financial Corp.      First Western        Pro forma
                                           & Subsidiary            Bank            Adjustments            Combined
                                        ------------------  -----------------   -----------------    ------------------
Interest income
   Loans and fees on loans              $           19,942  $           3,892   $             205 /H/ $          24,039
   Investment securities                             1,660                495                   5 /I/             2,160
   Federal funds sold                                  212                 48                   -                   260
   Deposits with banks                                 225                  5                   -                   230
                                        ------------------  -----------------   -----------------     -----------------
       Total interest income                        22,039              4,440                 210                26,689
                                        ------------------  -----------------   -----------------     -----------------

Interest expense
   Deposits                                         11,361              1,914                   -                13,275
   Short-term debt                                   1,247                 46                   -                 1,293
                                        ------------------  -----------------   -----------------     -----------------
       Total interest expense                       12,608              1,960                   -                14,568
                                        ------------------  -----------------   -----------------     -----------------
       Net interest income                           9,431              2,480                 210                12,121

Provision for loan losses                            2,197                390                   -                 2,587
                                        ------------------  -----------------   -----------------     -----------------
       Net interest income after provision
         for loan losses                             7,234              2,090                 210                 9,534
                                        ------------------  -----------------   -----------------     -----------------

Noninterest income
   Service charges on deposit accounts                 589                199                   -                   788
   Other service charges and fees                      361                293                   -                   654
   Security gains (losses)                              64                 60                   -                   124
   Other                                               639                 20                   -                   659
                                        ------------------  -----------------   -----------------     -----------------
       Total other income                            1,653                572                   -                 2,225
                                        ------------------  -----------------   -----------------     -----------------

Noninterest expense
   Salaries                                          3,179              1,190                   -                 4,369
   Occupancy                                           876                389                   -                 1,265
   Other                                             1,896              1,000                 (86)/G/             2,996
                                                                                              186 /F/
                                        ------------------  -----------------   -----------------     -----------------
       Total other expense                           5,951              2,579                 100                 8,630
                                        ------------------  -----------------   -----------------     -----------------
       Income before income taxes                    2,936                 83                 110                 3,129

Income taxes                                         1,049                 59                  71 /J/             1,179
                                        ------------------  -----------------   -----------------     -----------------
       Net income                       $            1,887  $              24   $              39     $           1,950
                                        ==================  =================   =================     =================

Basic earnings per share                $             1.01  $            0.02                         $            0.76
                                        ==================  =================                         =================
Weighted average shares outstanding              1,873,167          1,380,080                                 2,563,207
                                        ==================  =================                         =================

         MountainBank Financial Corporation and First Western Bank Unaudited Pro forma Condensed Combined Income Statements
         For the year ended December 31, 2000 (in thousands - unaudited)

---------------------------------------------------------------------------------------------------------------------------------

                                                    MountainBank
                                                   Financial Corp.     First Western         Pro forma
                                                    & Subsidiary           Bank             Adjustments            Combined
                                                 -----------------   -----------------  ------------------    ------------------
         Interest income
           Loans and fees on loans               $          13,210   $           4,017  $              274 /H/ $          17,501
           Investment securities                             1,865                 680                   7 /I/             2,552
           Federal funds sold                                  241                 193                   -                   434
           Deposits with banks                                 505                  78                   -                   583
                                                 -----------------   -----------------  ------------------    ------------------
                Total interest income                       15,821               4,968                 281                21,070
                                                 -----------------   -----------------  ------------------    ------------------

         Interest expense
           Deposits                                          8,796               2,242                   -                11,038
           Short-term debt                                     220                   -                   -                   220
                                                 -----------------   -----------------  ------------------    ------------------
                Total interest expense                       9,016               2,242                   -                11,258
                                                 -----------------   -----------------  ------------------    ------------------
                Net interest income                          6,805               2,726                 281                 9,812

         Provision for loan losses                           1,905                 199                   -                 2,104
                                                 -----------------   -----------------  ------------------    ------------------
                Net interest income after
                  provision for loan losses                  4,900               2,527                 281                 7,708
                                                 -----------------   -----------------  ------------------    ------------------

         Noninterest income
           Service charges on deposit accounts                 461                 228                   -                   689
           Other service charges and fees                       60                 293                                       353
           Security gains (losses)                               -                   -                   -                     -
           Other                                               797                  91                   -                   888
                                                 -----------------   -----------------  ------------------    ------------------
                Total other income                           1,318                 612                   -                 1,930
                                                 -----------------   -----------------  ------------------    ------------------

         Noninterest expenses
           Salaries                                          2,417               1,374                   -                 3,791
           Occupancy                                           316                 245                   -                   561
           Other                                             1,846               1,430                (115)/G/             3,409
                                                                                                       248 /F/
                                                 -----------------   -----------------  ------------------    ------------------
                Total other expense                          4,579               3,049                 133                 7,761
                                                 -----------------   -----------------  ------------------    ------------------
                Income before income taxes                   1,639                  90                 148                 1,877

         Income taxes (benefit)                                583                (349)                419 /J/               748
                                                                                                        95 /J/
                                                 -----------------   -----------------  ------------------    ------------------
                Net income                       $           1,056   $             439  $             (366)   $            1,129
                                                 =================   =================  ==================    ==================

         Basic earnings per share                $            0.62   $            0.30                        $             0.46
                                                 =================   =================                        ==================
         Weighted average shares outstanding             1,701,426           1,464,821                                 2,433,836
                                                 =================   =================                        ==================

MountainBank Financial Corporation and First Western Bank
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

--------------------------------------------------------------------------------

Note 1.    Basis of Presentation and First Western Acquisition

Basis of presentation:

The unaudited Pro Forma Condensed Combined Financial Statements give effect to the merger in a business combination accounted for as a purchase. As a result of the merger, First Western was merged into MFC's wholly owned subsidiary, MountainBank, on December 31, 2001.

First Western acquisition:

Each of the outstanding 1,375,682 shares of First Western Common Stock, other than shares held by dissenting shareholders, was exchanged for .50 shares of MFC Common Stock ($4 par value). The pro forma balance sheet reflects the proposed exchange as if it had occurred on September 30, 2001, based on a market value estimated by MFC's financial advisor of $20 per share at that date. This estimate was updated and reconfirmed as of the date of the exchange. Described below is the pro forma estimate of the total purchase price of the transaction as well as the adjustments to allocate the purchase price based on estimates of the fair values of the assets and liabilities of First Western.

                                                                                    (in thousands)
Estimated fair value of shares to be issued to First Western shareholders         $          13,757
Estimated transaction costs                                                                   1,500
                                                                                  -----------------
         Total                                                                               15,257
Fair value of tangible assets acquired less
   fair value of liabilities assumed                                                         13,055
                                                                                  -----------------
         Core deposit intangible assets                                           $           2,202
                                                                                  =================

Except as discussed in Note 2, there are no adjustments to other asset or liability groups as the fair market values and book values are the same.

Note 2. The purchase accounting and pro forma adjustments related to the unaudited pro forma condensed combined balance sheet and income statements are described below:

         A Issuance of 687,841 (1,375,682 X .50) shares, with a par value of $4.00 per share of MFC's common stock with a measurement date value of $20.00.

         B    Elimination of First Western's equity accounts.

         C Elimination goodwill carried by First Western prior to this transaction. Generally accepted accounting principles require that an acquiring entity not recognize the goodwill previously recorded by an acquired entity (SFAS No. 141 Para 38).

MountainBank Financial Corporation and First Western Bank
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

--------------------------------------------------------------------------------

         D To record the differences at September 30, 2001 in fair values of acquired assets and liabilities assumed as follows:

                                                                Fair                Book
                                                                Value               Value            Adjustments
                                                          -----------------  ------------------  ------------------
              Cash and cash equivalents                   $           2,911  $            2,911  $                -
              Interest and bearing deposits with banks                   35                  35                   -
              Investment securities                                   8,765               8,760                   5
              Federal funds sold                                      2,575               2,575                   -
              Loans receivable                                       78,076              77,022               1,054
              Bank premises and equipment                             4,066               3,642                 424
              Restricted equity securities                              638                 638                   -
              Core deposit intangibles                                2,202                   -               2,202
              Other assets                                              439                 439                   -
                                                          -----------------  ------------------  ------------------
                    Subtotal assets                                  99,707              96,022               3,685
                                                          -----------------  ------------------  ------------------

              Deposits                                               67,970              67,634                 336
              Borrowings                                             15,179              15,179                   -
              Other liabilities                                       1,301                 911                 390
                                                          -----------------  ------------------  ------------------
                    Subtotal liabilities                             84,450              83,724                 726
                                                          -----------------  ------------------  ------------------
                    Total                                 $          15,257  $           12,298  $            2,959
                                                          =================  ==================  ==================

              The transaction premium as computed under "First Western acquisition" in Note 1 above is recorded as the core deposit intangible asset. The valuation of the core deposit intangible is not considered excessive based on the opinion of MFC's financial advisor. For pro forma purposes, no goodwill is being estimated as a result of this transaction.

         E To record the estimated acquisition costs, net of taxes, as follows:

              Employment costs, change of control                                 $           1,000
              Investment advisors                                                               300
              Legal and accounting                                                              250
              Data contract termination and other merger costs                                  400
              Less estimated tax benefits                                                      (450)
                                                                                  -----------------
                      Acquisition costs                                           $           1,500
                                                                                  =================

         F Amortization of core deposit intangible. MFC estimates that a core deposit intangible (assuming an acquisition date of January 1, 2000) of $3,714,000 would be amortized on a straight line basis over 15 years. The core deposit intangible of $3,714,000 represents the excess of cost over fair value of First Western's net tangible assets (equity) at January 1, 2000. The difference in the core deposit intangible of $2,202,000 at September 30, 2001, as reflected in the pro forma condensed combined balance sheet and the core deposit intangible of $3,714,000 at January 1, 2000, is reflective of the changes in the fair value of First Western's equity between those two dates.

         G Elimination of goodwill amortization recorded by First Western relating to its historical goodwill balances.

         H The pro forma adjustment reflects the accretion to income of a $1,505,000 loan discount (relating to the fair value of loans less than carrying value at January 1, 2000) over the average life of the portfolio of 5 1/2 years.

         I The pro forma adjustment reflects the accretion to income of a $41,000 investment security discount (relating to the fair value of investment securities less than carrying value at January 1,
              2000) over the average life of the portfolio of 6 years.

MountainBank Financial Corporation and First Western Bank
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

--------------------------------------------------------------------------------

         J There is no income tax effect of the pro forma adjustments F and G since i) the prior transaction goodwill eliminated and ii) core deposit intangible amortization in the proposed transaction are not tax deductible. The $419 tax expense increase in the year ended December 31, 2000 pro forma income statement results from First Western's individual net operating loss not being available for tax purposes in that pro forma period. The pro forma adjustments to tax expense of $71 and $95 in the periods ended September 30, 2001 and December 31, 2000, respectively, result from the income increases noted in pro forma adjustments H and I above.

         K The First Western allowance for loan and lease losses acquired was allocated by MFC to its loan portfolio acquired from First Western in the same manner as First Western historically has allocated such allowance to its loan portfolio. The pro forma condensed combined income statements contain no adjustment to the provision for loan and lease losses for the year ended December 31, 2000 or for the nine months ended September 30, 2001. However, the determination of the appropriate level of any bank's allowance for loan and lease losses is a subjective process that involves both quantitative and qualitative factors. MFC's preliminary analysis performed during due diligence revealed that there are certain differences in the methodologies employed by First Western and MFC in determining the levels of their respective allowances for loan and lease losses. MFC has selected its methodology for the combined company. In connection with combining First Western and MFC, MFC completed its analysis of their allowances for loan and lease losses and further analyzed the attributes of the combined loan portfolio. Based on its analysis, First Western recorded additional provision for loan and lease losses in its results of operations prior to completion of the Merger. The actual addition to the allowance was determined and recorded prior to the Merger and was based on a comprehensive analysis of the loan portfolio taking into account credit conditions existing at that time. The increase in First Western's allowance for loan and lease losses was approximately $350,000.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          MOUNTAINBANK FINANCIAL CORPORATION
                                                     (Registrant)



Date:  March 12, 2002                     By: /s/ Gregory L. Gibson
                                              ------------------------
                                              Gregory L. Gibson
                                              Chief Financial Officer